UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

January 25, 2008

IPC Holdings, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda

(State or Other Jurisdiction of Incorporation)

0-27662	Not Applicable
(Commission File Number)	(I.R.S. Employer Identification No.)

American International Building, 29 Richmond Road Pembroke, Bermuda	HM 08
(Address of principal executive offices)	(Zip Code)

(441) 298-5100

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 25, 2008, IPC Holdings, Ltd. (“IPC”) and IPCRe Limited (“IPCRe”), a wholly-owned subsidiary of IPC, entered into the First Amendment to Credit Agreement (the “Amendment Agreement”), among IPC, IPCRe, the Lenders (as defined in the Credit Agreement) party thereto and Wachovia Bank, National Association, as Administrative Agent, to amend the Credit Agreement, dated as of April 13, 2006 (the “Credit Agreement”), among them. The Amendment Agreement amends certain provisions of the Credit Agreement to reflect the change to Mellon Bank, N.A. as the custodian of certain portfolio assets of IPCRe and amends the manner in which any Non-NAIC Lender participates in any Syndicated Letter of Credit (each, as defined therein).

A copy of the Amendment Agreement is filed with this Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Number	Description
10.1	First Amendment to Credit Agreement, dated as of January 25, 2008, among IPC Holdings, Ltd., IPCRe Limited, the Lenders party thereto and Wachovia Bank, National Association.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPC HOLDINGS, LTD.

By:	/s/ Melanie J. Saunders
Melanie J. Saunders
Company Secretary

Date: January 31, 2008